Execution Version

SHARE ESCROW AGREEMENT

SHARE ESCROW AGREEMENT, dated as of March 2 2010 (this “Agreement”), by and among La Cortez Energy, Inc., a Nevada corporation (the “Company”), Avante Petroleum S.A., a Luxembourg corporation (the “Depositor”), and Robert Jan Jozef Lijdsman, civil law notary in Amsterdam, the Netherlands, as escrow agent (the “Escrow Agent”).

WHEREAS, the Company and the Depositor have entered into a Stock Purchase Agreement of even date herewith (the “SPA”), pursuant to which the Company agrees to acquire all of the issued and outstanding shares of Avante Colombia S.à.r.l., a Luxembourg limited liability company, and a wholly owned subsidiary of the Depositor, in exchange for shares of common stock, par value $0.001 per share (“Company Common Stock”), of the Company;

WHEREAS, the SPA provides that an escrow account will be established to secure certain indemnification obligations of the Depositor set forth in the SPA; and

WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Consent of Depositor.  The Depositor has, either by virtue of its approval of the SPA, or through the execution of an instrument to such effect, consented to:  (a) the establishment of this escrow to secure the Depositor’s indemnification obligations set forth in the SPA in the manner set forth herein and (b) all of the other terms, conditions and limitations in this Agreement.

2.           Escrow and Indemnification.

(a)           Escrow of Shares.  Simultaneously with the execution of this Agreement, the Company shall deposit with the Escrow Agent certificates representing an aggregate of 1,500,000 shares of Company Common Stock, as determined pursuant to Section 2.3(a) of the SPA, issued in the name of the Depositor.  The Escrow Agent hereby acknowledges receipt of such stock certificates.  The shares deposited with the Escrow Agent pursuant to the first sentence of this Section 2(a) are referred to herein as the “Escrow Shares.”  The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.  The Escrow Agent agrees to hold the Escrow Shares in an escrow account (the “Escrow Account”), subject to the terms and conditions of this Agreement.

(b)           Indemnification.  The Depositor has agreed in Section 10.2 of the SPA to indemnify and hold harmless the Company from and against certain Environmental Losses (as defined in Section 10.2 of the SPA), among other things.  The Escrow Shares shall be security for such indemnity obligations of the Depositor, subject to the limitations, and in the manner provided, in this Agreement and the SPA.

(c)           Dividends, Etc.  Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the Escrow Agent or its nominee and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account.  Such securities shall be considered Escrow Shares for purposes hereof.  Any cash dividends or property (other than securities) distributed in respect of the Escrow Shares shall promptly be distributed by the Escrow Agent to the Depositor in accordance with Section 3(c).

(d)           Voting of Shares.  The Depositor shall have the right to receive notices of meetings and other communications to shareholders generally, and shall have the right to exercise any voting rights pertaining to the Escrow Shares.

(e)           Transferability.  No interest of the Depositor in the Escrow Shares may be assigned or transferred, other than by operation of law.  Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Company, and no such assignment or transfer shall be valid until such notice is given.

3.           Distribution of Escrow Shares.

(a)           The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both the Company and the Depositor and that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Company or the Depositor, that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, or (iii) the provisions of Section 3(b) hereof.

(b)           Except as provided below, within five business days after March 2, 2012 (the “Termination Date”), the Escrow Agent shall, automatically, without any notice required, distribute to the Depositor all of the Escrow Shares then held in escrow, registered in the name of the Depositor.  Notwithstanding the foregoing, if the Company has previously delivered to the Escrow Agent a copy of a Claim Notice (as hereinafter defined) and the Escrow Agent has not received written notice of the resolution of the claim covered thereby, or if the Company has previously delivered to the Escrow Agent a copy of an Expected Claim Notice (as hereinafter defined) and the Escrow Agent has not received written notice of the resolution of the anticipated claim covered thereby, the Escrow Agent shall retain in escrow after the Termination Date such number of Escrow Shares as have a Value (as defined in Section 4 below) equal to the Claimed Amount (as hereinafter defined) covered by such Claim Notice or equal to the estimated amount of Environmental Losses set forth in such Expected Claim Notice, as the case may be.  Any Escrow Shares so retained in escrow shall be distributed only in accordance with the terms of clauses (i) or (ii) of Section 3(a) hereof.  For purposes of this Agreement, a Claim Notice means a written notification under the SPA given by the Company to the Depositor which contains (i) a description and the amount (the “Claimed Amount”) of any Environmental Losses incurred or reasonably expected to be incurred by the Company, and (ii) a statement that the Company is entitled to indemnification under Article X of the SPA for such Environmental Losses and a reasonable explanation of the basis therefor.  For purposes of this Agreement, an “Expected Claim Notice” means a notice delivered pursuant to the SPA by the Company to the Depositor, before expiration of the relevant representation, warranty or covenant, to the effect that, as a result a legal proceeding instituted by or written claim made by a third party, the Company reasonably expects to incur Environmental Losses as a result of a breach of such representation, warranty or covenant.

(c)           Any distribution of all or a portion of the Escrow Shares (or cash or other property pursuant to Section 2(c)) to the Depositor shall be made by delivery of stock certificates issued in the name of the Depositor (or cash or other property).

4.           Valuation of Escrow Shares.  For purposes of this Agreement, the per share “Value” of any Escrow Shares delivered in satisfaction of an indemnity claim shall be the volume weighted average sale prices of the Company Common Stock on the OTC Bulletin Board or primary stock exchange on which the Company Common Stock is then listed for the sixty (60) most recent trading days on which sales have occurred ending on the trading day prior to the relevant date of determination; provided that if the Company Common Stock is not then quoted on the OTC Bulletin Board or any stock exchange, then the “Value” of any Escrow Shares shall be determined by independent appraisal by a mutually selected appraiser.  If the Company and the Depositor are unable to agree on the independent appraiser within five (5) business days after a notice pursuant to the SPA by Depositor of its intent to deliver shares in lieu of cash or a notice by the Company pursuant to the SPA of its intent to receive shares in lieu of cash, as the case may be, then either the Company or the Depositor may request that the American Arbitration Association appoint an arbitrator according to its rules who shall then select an appraiser.  In all cases, the Value shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Company Common Stock during the period of calculation and, thereafter, until delivery of the Company Common Stock in payment of the relevant indemnification obligation.

5.           Fees and Expenses of Escrow Agent.  The Company, on the one hand, and the Depositor, on the other hand, shall each pay one-half of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.  The Escrow Agent shall charge an initial fee of $10,000 (exclusive of VAT, if any).  Furthermore the Escrow Agent shall charge a fee for services after execution of this Agreement which shall be separately invoiced on the basis of actual time spent at the then applicable hourly rate, increased by further costs and disbursements incurred by the Escrow Agent.

6.           Duties and Obligations of Escrow Agent.

(a)           The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other.  The Escrow Agent’s duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder.

(b)           The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of such counsel.

(c)           The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Depositor and the Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Depositor and the Company, or any other party thereto.  The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the Depositor and the Company and agreed to in writing by the Escrow Agent.

(d)           If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Escrow Shares or take action it deems until the Escrow Agent is directed otherwise in writing jointly by the Depositor and the Company or by a final judgment of a court of competent jurisdiction.

(e)           The Escrow Agent shall be fully protected in relying upon any written notice, instruction, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine.  The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

(f)           The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Escrow Shares.

(g)           If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the Escrow Shares, it may do so by delivering the same to another Person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by the Depositor and the Company.  The Company may appoint a successor Escrow Agent without the consent of the Depositor so long as such successor is a chartered bank and may appoint any other successor Escrow Agent with the consent of the Depositor, which shall not be unreasonably withheld.  If no such escrow agent is selected within ten (10) days after the Escrow Agent gives notice to the Depositor and the Company of the Escrow Agent’s desire to so relinquish custody of the Escrow Shares and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Escrow Shares to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the state and county of New York.  The fee of any court officer shall be borne by the Company.  Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrow Shares and this Agreement and each of the Depositor and the Company shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses.

(h)           Upon the performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

(i)           The Escrow Agent agrees to perform its obligations hereunder in accordance with the provisions of Section  hereof.

7.           Indemnification of Escrow Agent.

(a)           The Depositor and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, (other than taxes related to the fee of the Escrow Agent), liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, including, but not limited to, all reasonable legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its  performance as Escrow Agent hereunder.

(b)           In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the reasonable legal fees of the prevailing party or parties and the reasonable legal fees, if any, of the Escrow Agent.

8.           Termination.  This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Shares in accordance with this Agreement; provided that the provisions of Sections 6 and 7 shall survive such termination.

9.           Notices.  All notices, instructions and other communications given hereunder or in connection herewith shall be in writing.  Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below.  Any such notice, instruction or communication shall be deemed to have been delivered when received if sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

If to the Company:

La Cortez Energy, Inc.
Calle 67 #7-35 Oficina 409
Bogotá, Colombia
Attn:  Andres Gutierrez Rivera, President & CEO
Facsimile:  571-605-6937

with a copy to (which shall not constitute notice hereunder):

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Attn:  Adam S. Gottbetter, Esq.
Facsimile:  (212) 400-6901

If to the Depositor:

c/o Oranje-Nassau Groep B.V.
Rembrandt Tower, 22nd floor
Amstelplein 1
1096 HA Amsterdam
The Netherlands
Attn:  Alexander Berger, CEO
Facsimile:  31-20-567-7122

If to the Escrow Agent:

Name:  Allen & Overy
Attention:  Mr. R.J.J. Lijdsman
Address:  P.O. Box 75440
1070 AK Amsterdam
The Netherlands
with a copy faxed to: +31 20 674 1852; or
a PDF mailed to: robertjan.lijdsman@allenovery.com

Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, ordinary mail, facsimile or electronic mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent.  Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 9.

10.           General.

(a)           Governing Law; Assigns.  This Agreement shall be governed by and construed in accordance with the laws of the Netherlands without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

(b)           Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

(c)           Entire Agreement.  Except for those provisions of the SPA referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

(d)           Waivers.  No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.  No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

(e)           Amendment.  This Agreement may be amended only with the written consent of the Company, the Depositor and the Escrow Agent.

(f)           Consent to Jurisdiction and Service.  The parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in Amsterdam, the Netherlands in connection with any actions or proceedings brought against any party hereto by the Escrow Agent arising out of or relating to this Agreement.  In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such party, at their respective addresses in accordance with Section 9 hereof.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties have duly executed this Share Escrow Agreement as of the day and year first above written.

LA CORTEZ ENERGY, INC. By: ___________________________ Name: Title: AVANTE PETROLEUM S.A. By: ___________________________ Name: Title:

Escrow Agent:	___________________________
Robert Jan Jozef Lijdsman Civil law notary in Amsterdam, the Netherlands